UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 17, 2003

                            TETON PETROLEUM COPMPANY

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



  DELAWARE                      001-31679                     84-1482290
---------------               ----------------             -------------------
   (STATE OF                 (COMMISSION FILE                (IRS EMPLOYER
 INCORPORATION)                   NUMBER)                  IDENTIFICATION NO.)


                1600 Broadway, Suite 2400, Denver, CO 80202-4921
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (303) 542-1878
               ---------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


         On November 14, 2003, Teton Petroleum Company announced its results for the third quarter ended September 30, 2003. The press release for the these results is attached hereto as exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

(c)      Exhibits

         99.1 Press release dated November 14, 2003 for the quarter ended September 30, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      TETON PETROLEUM COMNPANY





                                                   By:  /s/ Karl Arleth
                                                        ------------------------
                                                        Name: Karl Arleth
                                                        Title: President



Date: November 17, 2003

Exhibit 99.1

FOR IMMEDIATE RELEASE
    Teton Petroleum Company                              Teton Petroleum Company
    1600 Broadway, Suite 2400
    Denver, CO 80202-4921
    www.tetonpetroleum.com

                 Teton Petroleum Releases Third Quarter Results

Denver, USA (November 14, 2003) -- Teton Petroleum Company ("Teton") [AMEX:
TPE], an independent oil and gas exploration and production company that operates in Russia, is pleased to announce its financial results for the quarter ended September 30, 2003. Revenue for the three-month period ending September 30, 2003 was $2.7 million, a 23% increase over the $2.2 million reported in the corresponding period in 2002. For the nine months ended September 30, 2003, revenue was $9.1 million compared to $4.3 million for the prior year, an increase of 111%.

John Mahar, CFO, commented, "We continue to be pleased with our production and revenue trends. We achieved record sales of 165,111 barrels, while our revenue for the first nine months this year exceeded our revenue for all of 2002 by 32%."

Mahar highlighted the following achievements in the third quarter:

     o Revenue rose to $2,718,066 from $2,204,613 in the third quarter of 2002, a 23% increase.

     o The net loss narrowed to $1,477,534, or ($0.22) per share, from $2,216,169 or ($0.78) per share, in the third quarter of 2002, a 33% percent decrease.


     o Sales of oil net to Teton increased to 165,111 barrels from 137,500 barrels in the third quarter of 2002, a 20% increase.

For the first nine months of 2003:

     o Revenue rose to $9,105,338 from $4,305,274 for the 9 month of 2002, a 111% increase. Total revenue for all of 2002 was $6,923,320.

     o Teton's net loss was $3,140,679, or ($0.48) per share, versus $7,927,782 or ($3.17) per share, in the nine months of 2002, a 60% decrease.

     o Sales of oil net to Teton increased to 480,688 barrels from 290,725 barrels in the first nine months of 2002, a 165% increase.

Teton ended the third quarter with approximately $2 million in cash. In addition, the series A convertible preferred share offering, which closed in the fourth quarter, raised Teton approximately $9.8 million. "The Company is in the strongest financial position in its six-year history and in its best position ever to take advantage of the acquisition opportunities it sees in the Russian oil industry," stated Karl F. Arleth, President and CEO.



About Teton Petroleum Company:
Denver-based Teton Petroleum Company [AMEX: TPE] is the only publicly traded U.S. oil and gas exploration and production company with all of its producing assets in Russia. The company is currently developing three oil fields at its Goloil license in Western Siberia. The company has been producing and exporting oil out of Russia since 1998.



This news release may contain certain forward-looking statements, including declarations regarding Teton and its subsidiary's expectations, intentions, strategies and beliefs regarding the future. All statements contained herein are based upon information available to Teton's management as at the date hereof and actual results may vary based upon future events, both within and without the control of the Teton's management.

For more information, contact: Chuck Nelson, Investor Relations (North America), MRB Investor Relations LLC., (212) 495-0200 ext. 15, cnelson@mrb-ir.com; Gillian Kane, Corporate Services, Teton Petroleum Company, (970) 870-1417, Gillian@tetonpetroleum.com; Tracy Weslosky, Media Relations (North America), Pro-Edge Consultants Inc., (416) 581-1717, tracy@pro-edge.com; Bevo Beaven, Denver Public Relations, CTA Public Relations, (303) 665-4200, bevo@ctapr.com; Gary Middleton, Media Relations (Europe), Capital Integrated Marketing Communication Ltd., 44 207 902 0703 gary@capitalww.com; Alexander Goldin, Media Relations (Russia), Ansdell Associates, (7095) 970 1699, agoldin@ansdell.ru